Exhibit 99.1

Rosetta Stone Inc. Reports Third Quarter 2010 Results

•                  Successful Launch of Rosetta Stone Version 4 TOTALe™ in September

•                  Next-Generation Learning Solution Strengthens Company’s Business Model

ARLINGTON, VA — November 10, 2010 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning solutions, today announced financial results for the third quarter of 2010.  Total revenue of $60.9 million declined 9% from the same period in 2009, and rose slightly from the second quarter 2010.

Sales bookings, which are total revenue plus the change in deferred revenue, were $73.3 million for the third quarter 2010, compared to $76.2 million in the third quarter of 2009.  Deferred revenue increased $12.4 million from the end of the second quarter, in part reflecting sales of the new Version 4 TOTALe™ in late September.  A portion of revenue from sales of Version 4 is deferred to reflect the inclusion of an online-learning subscription component; in the third quarter 2010, that portion totaled $3.6 million.

GAAP net loss for the third quarter 2010 was $0.4 million, or $0.02 per share, compared to GAAP net income of $5.3 million, or $0.25 per diluted share, in the third quarter 2009.

Adjusted EBITDA, which deducts stock-based compensation expense, was $1.2 million, and adjusted operating EBITDA, which also reflects the quarterly change in deferred revenue, was $13.6 million for the third quarter of 2010.  Non-GAAP net income was $0.3 million, or $0.01 per diluted share.  GAAP net loss and non-GAAP net income for the third quarter of 2010 both include $3.6 million, or $0.11 per share, of expenses associated with the launch of Version 4 TOTALe.  Excluding the launch expenses, non-GAAP net income per share was $0.12.

A reconciliation of GAAP to non-GAAP results, as well as an explanation of these measures, is provided below.

“The successful launch of Version 4 TOTALe on September 14 was the highlight of the quarter, and the culmination of years of innovation and effort by our team.  Initial customer response is very positive,” said Tom Adams, president and chief executive officer of Rosetta Stone.  “Version 4 is the most important and exciting instructional technology we’ve ever produced, combining the best elements of interactive self-study, conversational coaching and an online community — all supported by industry-leading technology and support services.  It’s fun, it’s convenient, and it works.  Further, Version 4’s online subscription component strengthens Rosetta Stone’s business model by increasing the higher-visibility subscription component of our revenue.”

“Sales bookings, revenue and per-share income were all consistent with our expectations,” Adams continued.  “Highlights in the quarter included the continued strength in our international business, with revenue up 119% from a year ago, and growth in our institutional segment of 12% from a year ago.  We’re also pleased to have begun the fourth quarter with the hiring of a talented professional, Steve Swad, as our chief financial officer.  Steve brings us a broad, deep understanding of every aspect of corporate finance, as well as a strong business perspective, and we’re glad to welcome him.”

Third Quarter 2010 Operational and Financial Highlights

•                  Product Launch — On September 14, 2010, Rosetta Stone successfully launched Version 4 TOTALe, the next generation of its award-winning and critically acclaimed language-learning solution.  Language coaches, success agents, and enhanced online tools are all now available to Rosetta Stone learners.  Launch activities included an investor day with a live demonstration of the new solution, press events and a revamped website and advertising campaign.

•                  Sales Bookings — Sales bookings, which are total revenue plus the change in deferred revenue, were $73.3 million for the third quarter 2010, compared to $76.2 million in the third quarter of 2009.  Total deferred revenue at the end of the third quarter was $39.6 million, up $12.4 million from the end of the second quarter, in part reflecting sales of the new Version 4 TOTALe in late September.  A portion of revenue from sales of Version 4 TOTALe is deferred to reflect the inclusion of an online-learning subscription component; in the third quarter 2010, that portion totaled $3.6 million.

•                  Revenue Mix — Product revenue for the third quarter was $49.4 million, or 81% of total revenue, while subscription and service revenue was $11.5 million, representing the remaining 19% of total revenue.  Revenue from sales to consumers was $42.7 million, a decline of 16% from the third quarter of 2009.  Consumer revenue reflected sales of approximately 116,300 units of Rosetta Stone’s solution, down from 143,500 in the year-ago period, at an average price of $405, up from $355 a year ago.  Consumer revenue was also affected by reductions in spending on advertising, reflecting higher prices and lower availability of spot television ads.  Rosetta Stone’s management is testing new marketing strategies and tactics for the US consumer market to optimize penetration of Version 4 TOTALe and improve consumer segment operating results.

Institutional revenue grew 12% over the third quarter of 2009, to $18.2 million, and represented 30% of total revenue, compared to 24% a year ago.  Institutional revenue is from sales primarily to educational institutions, government agencies and corporations, and includes a high level of subscription-based sales.

•                  International Growth — International revenue grew 119% in the third quarter 2010, to $10.6 million, or 17% of total revenue.  International revenue growth is driven primarily by increased sales to consumers in Rosetta Stone’s established markets in Japan, South Korea, the United Kingdom and Germany.

•                  GAAP and non-GAAP Operating Income — GAAP operating loss for the third quarter of 2010 was $0.4 million.  Non-GAAP operating income, which excludes stock-based compensation expense and amortization of intangibles, was $0.3 million for the third quarter of 2010, or 1% of total revenue.

•                  Cash and Cash Equivalents — As of September 30, 2010, cash and cash equivalents were $109.8 million, an increase of approximately $10.1 million from June 30, 2010.  Net cash provided by operating activities in the quarter was $10.1 million, while cash used for capital expenditures was $2.5 million.

Financial Outlook for the Fourth Quarter 2010

Rosetta Stone today provided guidance for the fourth quarter 2010 as follows:

Fourth Quarter 2010:

•                  Total sales bookings of $82 to $88 million.

•                  Total revenue of $76 million to $81 million.

•                  Operating EBITDA, as defined above, of $17.5 million to $21.5 million.

•                  GAAP net income per diluted share of $0.28 to $0.38 and non-GAAP net income per diluted share of $0.31 to $0.41.

•                  Diluted weighted-average shares outstanding of approximately 21.4 million.

Rosetta Stone’s expectations regarding the fourth quarter 2010 GAAP and non-GAAP net income include the following anticipated expenses:

•                  Expenses associated with the launch of the Rosetta Stone Version 4 TOTALe product offering of approximately $1.5 million to $2.0 million, primarily for marketing activities.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Operating EBITDA and non-GAAP operating income. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangibles, and stock-based compensation expenses.  Adjusted EBITDA is GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses.

Operating EBITDA is Adjusted EBITDA plus the change in deferred revenue from the prior quarter.  An additional non-GAAP financial measure in this press release is total sales bookings, which represents executed sales contracts received by the company that are either recorded immediately as revenue or as deferred revenue. In addition, constant currency represents revenue with the cost/benefit of currency movements removed.  Management uses this measure so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Rosetta Stone’s international business performance.  Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the company’s Board of Directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  Total Sales Bookings. Although revenue is an important aspect of measuring company performance, the company believes total sales bookings will better reflect the company’s performance as the company transitions to a greater amount of subscription sales resulting in the recording of increased deferred revenue to be recognized in periods after the initial sales are completed.

•                  Deferred Revenue. At the time a customer enters into a binding subscription agreement, the company classifies the amounts received, as well as the amounts on billed and uncollected amounts due from customers, in advance of revenue recognition as deferred revenue.  As the company transitions to a greater amount of subscription sales the company believes its GAAP earnings will no longer be reflective of the company’s underlying performance and as such believes adding the changes in deferred revenue to its Adjusted EBITDA will better reflect the company’s operating performance.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  Rosetta Stone urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Investor Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website, which includes supplemental financial information as well as the link to a webcast that the company will host to discuss the third quarter 2010 financial results and its outlook for fiscal year 2010.  The webcast, available at http://investors.rosettastone.com, is scheduled for today, November 10, 2010 at 4:30 p.m. eastern time (ET).

Investors may also access the call by dialing +1-719-325-4932 or 877-681-3375 (toll-free in North America ).  Following the conference call, a replay will be available until November 24, 2010 at 877-870-5176 (toll-free in North America) or +1-858-384-5517 with the pass code 9492402.  The call will be archived online on Rosetta Stone’s investor relations website, http://investors.rosettastone.com.

About Rosetta Stone

Rosetta Stone Inc. is changing the way the world learns languages.  Rosetta Stone provides interactive solutions that are acclaimed for the speed and power to unlock the natural language-learning ability in everyone.  Available in more than 30 languages, Rosetta Stone language-learning solutions are used by schools, organizations and millions of individuals in over 150 countries throughout the world.  The company was founded in 1992 on the core beliefs that learning a language should be natural and instinctive and that interactive technology can replicate and activate the immersion method powerfully for learners of any age.  The company is based in Arlington, Va. For more information, visit RosettaStone.com®.

“Rosetta Stone” and “TOTALe” are trademarks of Rosetta Stone Ltd.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including our guidance for the fourth quarter of 2010 and the full year 2010, our long-term growth prospects, and the costs of our launch of Rosetta Stone Version 4 TOTALe.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” or “will.”  These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for language learning software; the advantages of our products, technology, brand and business model as compared to others; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the impact of our Version 4 TOTALe product on our industry; the appeal and efficacy of Rosetta Stone Version 4 TOTALe; and our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international expansion plans; our plans to increase our kiosks and retail relationships; our ability to manage and grow our business and execute our business strategy; our financial performance; adverse trends in general economic conditions and the other factors described more fully in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the year period ended December 31, 2009, which is on file with the SEC.  The company assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Rosetta Stone Inc.
Investor Contact:	Media Contact:
703-522-9970	Reilly Brennan, 703-387-5863
ir@rosettastone.com	rbrennan@rosettastone.com

Source: Rosetta Stone Inc.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Product	$49,407	$58,151	$154,025	$149,663
Subscription and service	11,519	9,065	30,563	24,297
Total revenue	60,926	67,216	184,588	173,960

Cost of revenue:
Cost of product revenue	8,749	7,798	23,041	20,934
Cost of subscription and service revenue	1,680	1,210	3,631	2,204
Total cost of revenue	10,429	9,008	26,672	23,138

Gross profit	50,497	58,208	157,916	150,822

Operating expenses
Sales and marketing	34,093	32,263	91,896	83,023
Research and development	6,030	6,125	17,600	21,069
General and administrative	12,596	11,951	38,690	44,990
Lease Abandonment	(548)	(37)	(583)	(23)
Total operating expenses	52,171	50,302	147,603	149,059

Income (loss) from operations	(1,674)	7,906	10,313	1,763

Other income and (expense):
Interest income	85	55	191	109
Interest expense	(8)	(8)	(25)	(348)
Other income (expense)	53	45	(158)	81
Total other income (expense)	130	92	8	(158)

Income (loss) before income taxes	(1,544)	7,998	10,321	1,605
Income tax provision (benefit)	(1,159)	2,695	2,001	399

Net income (loss)	$(385)	$5,303	$8,320	$1,206

Net income (loss) per share:
Basic	$(0.02)	$0.26	$0.41	$0.09
Diluted	$(0.02)	$0.25	$0.39	$0.06

Common shares and equivalents outstanding:
Basic weighted average shares	20,490	20,177	20,367	13,229
Diluted weighted average shares	20,490	20,988	21,161	19,462

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	December 31,
	2010	2009
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$109,814	$95,188
Restricted cash	107	50
Accounts receivable (net of allowance for doubtful accounts of $754 and $1,349, respectively)	46,427	37,400
Inventory, net	11,789	8,984
Prepaid expenses and other current assets	5,967	7,447
Income tax receivable	4,657	—
Deferred income taxes	6,925	6,020
Total current assets	185,686	155,089

Property and equipment, net	20,640	18,374
Goodwill	34,851	34,838
Intangible assets, net	10,665	10,704
Deferred income taxes	5,386	5,565
Other assets	1,311	872
Total assets	$258,539	$225,442

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,294	$1,605
Accrued compensation	7,900	10,463
Other current liabilities	37,761	25,638
Deferred revenue	36,131	24,291
Income tax payable	—	4,184
Total current liabilities	83,086	66,181

Deferred revenue	3,492	1,815
Other long-term liabilities	494	1,011
Total liabilities	87,072	69,007

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding at September 30, 2010 and December 31, 2009	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 20,846 and 20,440 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	2	2
Additional paid-in capital	137,245	130,872
Accumulated income	34,105	25,785
Accumulated other comprehensive income (loss)	115	(224)
Total stockholders’ equity	171,467	156,435
Total liabilities and stockholders’ equity	$258,539	$225,442

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2010			September 30, 2009
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$49,407	$—	$49,407	$58,151	$—	$58,151
Subscription and service	$11,519	—	11,519	9,065	—	9,065
Total revenue	60,926	—	60,926	67,216	—	67,216

Cost of revenue:
Cost of product revenue (1)	8,749	(7)	8,742	7,798	(10)	7,788
Cost of subscription and service revenue	1,680	—	1,680	1,210	—	1,210
Total cost of revenue	10,429	(7)	10,422	9,008	(10)	8,998

Gross profit	50,497	7	50,504	58,208	10	58,218

Operating expenses
Sales and marketing(2)	34,093	(222)	33,871	32,263	(207)	32,056
Research and development(3)	6,030	(320)	5,710	6,125	(290)	5,835
General and administrative(4)	12,596	(530)	12,066	11,951	(641)	11,310
Lease abandonment	(548)	—	(548)	(37)	—	(37)
Total operating expenses	52,171	(1,072)	51,099	50,302	(1,138)	49,164

Income (loss) from operations	(1,674)	1,079	(595)	7,906	1,148	9,054

Other income and (expense):
Interest income	85	—	85	55	—	55
Interest expense	(8)	—	(8)	(8)	—	(8)
Other income	53	—	53	45	—	45
Total other income (expense)	130	—	130	92	—	92

Income (loss) before income taxes	(1,544)	1,079	(465)	7,998	1,148	9,146
Income tax provision (benefit) (5)	(1,159)	405	(754)	2,695	430	3,125

Net income (loss)	$(385)	$674	$289	$5,303	$718	$6,021

Net income (loss) per share:
Basic	$(0.02)		$0.01	$0.26		$0.30
Diluted	$(0.02)		$0.01	$0.25		$0.29

Common shares and equivalents outstanding:
Basic weighted average shares	20,490		20,490	20,177		20,177
Diluted weighted average shares	20,490		21,169	20,988		20,988

(1)   Represents stock based compensation expense of $7 and $10 in 2010 and 2009, respectively

(2)   Represents stock based compensation expense of $208 and $207 in 2010 and 2009, respectively, and intangible expense of $14 and $0 in 2010 and 2009, respectively

(3)   Represents stock based compensation expense of $320 and $290 in 2010 and 2009, respectively

(4)   Represents stock based compensation expense of $530 and $472 in 2010 and 2009, respectively, as well as $169 of fees associated with the company’s canceled secondary stock offering

(5)   Non-GAAP tax rate of 37.5%

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2009
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$154,025	$—	$154,025	$149,663	$—	$149,663
Subscription and service	30,563	—	30,563	24,297	—	24,297
Total revenue	184,588	—	184,588	173,960	—	173,960

Cost of revenue:
Cost of product revenue (1)	23,041	(29)	23,012	20,934	(22)	20,912
Cost of subscription and service revenue	3,631	—	3,631	2,204	—	2,204
Total cost of revenue	26,672	(29)	26,643	23,138	(22)	23,116

Gross profit	157,916	29	157,945	150,822	22	150,844

Operating expenses
Sales and marketing(2)	91,896	(589)	91,307	83,023	(881)	82,142
Research and development(3)	17,600	(889)	16,711	21,069	(5,737)	15,332
General and administrative(4)	38,690	(1,525)	37,165	44,990	(14,925)	30,065
Lease abandonment	(583)	—	(583)	(23)	—	(23)
Total operating expenses	147,603	(3,003)	144,600	149,059	(21,543)	127,516

Income (loss) from operations	10,313	3,032	13,345	1,763	21,565	23,328

Other income and (expense):
Interest income	191	—	191	109	—	109
Interest expense	(25)	—	(25)	(348)	—	(348)
Other income	(158)	—	(158)	81	—	81
Total other income (expense)	8	—	8	(158)	—	(158)

Income (loss) before income taxes	10,321	3,032	13,353	1,605	21,565	23,170
Income tax provision (benefit) (5)	2,001	1,137	3,138	399	8,087	8,486

Net income (loss)	$8,320	$1,895	$10,215	$1,206	$13,478	$14,684

Net income (loss) per share:
Basic	$0.41		$0.50	$0.09		$1.11
Diluted	$0.39		$0.48	$0.06		$0.75

Common shares and equivalents outstanding:
Basic weighted average shares	20,367		20,367	13,229		13,229
Diluted weighted average shares	21,161		21,161	19,462		19,462

(1)	Represents stock based compensation expense of $29 and $22 in 2010 and 2009, respectively
(2)

Represents stock based compensation expense of $547 and $470 in 2010 and 2009, respectively as well as $377 of IPO related compensation expense in 2009 and amortization of intangible expense of $42 and $34 in 2010 and 2009, respectively

(3)	Represents stock based compensation expense of $889 and $704 in 2010 and 2009, respectively as well as $5,033 of IPO related compensation expense in 2009
(4)

Represents stock based compensation expense of $1,525 and $1,363 in 2010 and 2009, respectively as well as $13,393 of IPO related compensation expense in 2009 and $169 of fees associated with the company’s canceled secondary stock offering

(5)	Non-GAAP tax rate of 37.5%

ROSETTA STONE INC.

Reconciliation of Net Income to Operating EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income (loss)	$(385)	$5,303	$8,320	$1,206
Interest (income)/expense, net	(77)	(47)	(166)	239
Income tax expense (benefit)	(1,159)	2,695	2,001	399
Depreciation and amortization	1,725	1,420	4,715	3,914
Stock-based and IPO-related compensation	1,065	979	2,990	21,362
Fees associated with canceled secondary stock offering	—	169	—	169
Adjusted EBITDA	$1,169	$10,519	$17,860	$27,289

Change in deferred revenue	12,379	8,942	13,517	11,418
Operating EBITDA	$13,548	$19,461	$31,377	$38,707